EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of AutoLend Group, Inc. on Form S-8 of our report dated July 16, 1996, appearing in the Annual Report on Form 10-K of AutoLend Group, Inc. for the year ended March 31, 1996.


/S/ DELOITTE & TOUCHE LLP




Miami, Florida
September 12, 1996